SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.
                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported) June 9, 1999



                            The Allstate Corporation
               (Exact Name of Registrant as Specified in Charter)




   Delaware                        1-11840                       36-3871531
(State or Other                   (Commission                   (IRS Employer
 Jurisdiction of                   File Number)                  Identification
 Incorporation)                                                    Number)


  2775 Sanders Road, Northbrook, Illinois                           60062
(Address of Principal Executive Offices)                       (  Zip Code)


Registrant's telephone number, including area code (847) 402-5000





                                   Page 1 of 7
                             Exhibit Index at page 4

Item 5.  Other Events


     On June 9, 1999, the Registrant issued the press release attached hereto as
Exhibit 99.




Item 7.  Financial Statements and Exhibits


         (c)      Exhibits



Exhibit No.                                                   Description

   99                                       Registrant's press release dated
                                            June 9, 1999

                                   SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                            THE ALLSTATE CORPORATION




                            By s\ EMMA M. KALAIDJIAN
                            Name: Emma M. Kalaidjian
                           Title: Assistant Secretary




July 14, 1999

                                INDEX TO EXHIBITS




                                                             SEQUENTIAL
                                                             PAGE
NUMBER                   DESCRIPTION                         NUMBER

 99              Registrant's press release dated               5
                 June 9, 1999

                                                                 Exhibit No. 99
The Allstate Corporation
NEWS
                                                           FOR MORE INFORMATION:
                                                                   April Hattori
                                                        Allstate Media Relations
                                                                  (847) 402-8373

For Immediate Release

   ALLSTATE ACCELERATES INDEPENDENT AGENCY STRATEGY, ANNOUNCES ACQUISITION OF
           CNA PERSONAL LINES BUSINESS IN DEAL VALUED AT $1.2 BILLION

           BRUCE MARLOW, FORMER COO OF PROGRESSIVE, TO HEAD NEW DRIVE


     (Northbrook, IL) - June 9, 1999 - The Allstate Corporation (NYSE: ALL) today announced a series of moves - starting with the acquisition of the personal lines business of Chicago-based insurer CNA - designed to help it reach its goal of becoming the leading provider of auto and homeowners insurance in the $45 billion independent agent market. CNA is the insurance unit of CNA Financial Corporation (NYSE:CNA).

     Allstate said that it had agreed with CNA to acquire its personal lines auto and homeowners business in a transaction valued at $1.2 billion, a move that will increase Allstate's total annual premium revenue from the independent agent channel to approximately $3 billion.

     Specifically, Allstate will make a $140 million cash payment to CNA for the business and for company shells to support the rating structure. In addition, Allstate will utilize about $950 million of its capital to support the premium and will pay a marketing royalty to CNA Insurance for the use of their brand name for the next six years.

     Allstate also announced that it has appointed Bruce W. Marlow, 50, formerly Chief Operating Officer of The Progressive Corporation, to head its new independent agency initiative. While at Progressive, Marlow's leadership helped the company become the largest personal lines insurance company in the independent agent channel in the United States. Marlow will report to Allstate Chairman Edward M. Liddy and has been named to a seat on Allstate's senior management team.

    "The total personal lines insurance market is over $130 billion, and we already have $20 billion in annual premium revenue. In today's market place we have to listen to the customer, and provide our product where and how the customer wants it. We are going to grow the number of channels we use to meet the needs of our customers, and we intend to be the market leader in every channel in which we compete," Edward M. Liddy, Allstate's Chairman, President and Chief Executive Officer said today in commenting on the announcements.

     "We have outlined a clear strategy for the future which sees The Allstate Corporation as being multi-channel, multi-brand, multi-product, and multi-national. This transaction is an important and complementary step in Allstate's goal of becoming the major force in the independent agent personal lines market."

     CNA's personal lines operation currently has annual premium revenue of $1.7 billion and distributes its auto and homeowners insurance products through a network of 3,800 independent agents in 43 states. The transaction has been approved by the boards of directors of both companies, and is subject to various regulatory approvals and other customary conditions. The transaction is expected to be completed no later than the fourth quarter of this year, and will have a minimally dilutive effect for the first two fiscal years following closing.

     Allstate will establish a new business, CNA Personal Insurance, that will sell CNA personal lines insurance under its current brand name. The formation of the new unit is a major component of a new Allstate initiative aimed at enabling the company to become the leading provider of personal lines insurance in the independent agent market. The approximately 2,000 employees of the existing CNA personal lines operation will transfer to the new business.

     Allstate is already a significant participant in the $45 billion independent agent personal insurance market with its Deerbrook brand, and distributes Allstate products through independent agents in rural areas. Over the past 25 years, through organic growth and acquisitions, Allstate has become the ninth largest company marketing insurance through the independent agent channel. The acquisition of the CNA business will make Allstate the nation's third largest provider of personal lines insurance through independent agents, with a total revenue of approximately $3 billion through this distribution channel.

     "By combining Allstate's leadership and expertise with CNA's highly developed personal lines operation, we are laying the foundation for significant growth in this area. In particular, we will be able to utilize Allstate's capital and our personal lines expertise and build on CNA's strong agency relationships in this channel," Liddy said.

     Liddy added that the deal also fits well with Allstate's overall plan to expand the scope of the company and increase shareholder value.

     "While the Allstate agent remains the core strength of the Allstate brand, expanding our presence under different names in the independent agent channel bolsters our goal to become multi-channel and multi-brand," Liddy said. "We know from our research that there is a significant segment of the insurance market as much as 20 percent - that will only buy through the independent agent market. These are customers Allstate is currently not able to access through our direct agent channel. The initiatives that we have announced today give us the platform for accelerated growth in this market. Importantly, they give us the ability to leverage the things we are very good at across a wider customer base, and generate significant benefit from the synergies between the two organizations.

         "I am delighted that Bruce Marlow has agreed to help us realize the potential of this opportunity. His track record at Progressive is second to none in auto insurance, and he was the architect for the impressive growth of that company. His experience in growing a vibrant, national independent agency network will be invaluable as we build this new part of the Allstate business."

         In a press release issued today by CNA, CNA Insurance Chairman and Chief Executive Officer Bernard L. Hengesbaugh said: "For our agents and their customers, CNA Personal Insurance will be able to provide an expanded product line with more competitive price and service features than would be possible by CNA alone. And for our employees, this new business offers an opportunity to be associated with a personal lines market leader.

     "CNA is committed to working closely with the management of CNA Personal Insurance to assure a smooth transition."

     Allstate and CNA personal lines will immediately begin planning the integration of the two companies' operations. "A smooth integration of CNA Personal Insurance with Allstate is our immediate priority," Liddy said.

     The management team will remain largely in place. Ernie Lausier, currently President of CNA's personal lines business, will continue in a leadership role, along with Doug Reynolds, currently an Assistant Vice President of Deerbrook Insurance. Bill Monie, a Vice President of Deerbrook, will continue to manage that company. Both CNA Personal Insurance and Deerbrook will report to Marlow.

     The transaction adds significant breadth and strength to Allstate's product offerings in the independent agent channel. Allstate currently sells non-standard auto insurance through its Deerbrook insurance product in 36 states through 13,000 independent agents. CNA's personal insurance business offers auto and home insurance through 3,800 independent agents.

     The Allstate Corporation is the nation's largest publicly held personal lines insurance company, insuring one of every eight homes and automobiles in the country. The company provides insurance for more than 20 million customers and has approximately 15,500 direct agents in the U.S. and Canada. Allstate is also a major life insurer.

                                      # # #